UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2010 (January 27, 2010)

DGSE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	1-11048	88-0097334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11311 Reeder Rd., Dallas, Texas	75229
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 484-3662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 27, 2010, DGSE Companies, Inc.(“DGSE”) and Stanford International Bank, LTD (‘SIBL”), which is the beneficial owner of a significant equity interest in DGSE, a primary lender to a wholly owned subsidiary of DGSE and subject to certain agreements with DGSE and its Chairman,  entered into definitive agreements whereby  SIBL will terminate all agreements, will convert all of its debt, interest and other expenses and  will sell all of its equity interests including common stock and warrants to DGSE or its assignees.

Stanford and its affiliates, including SIBL are under receivership, and, accordingly, the transaction is subject to the approval of the United States District Court for the Northern District of Texas which has jurisdiction for the assets of SIBL. The agreements also contain other closing conditions including, but not limited to the receipt of all United States governmental and regulatory approvals, if any, the receipt of third party approvals, consents and/or waivers as may be required in connection with the transaction and compliance with United States regulatory and governmental requirements, including proof acceptable to the Company, that upon transfer to the purchaser or its assignees that they will receive title to the Securities free and clear of all liens. It is anticipated that additional 8-K’s may be filed upon the occurrence of material events related to this matter.

As a result of the transaction, it is anticipated that the immediate shares outstanding of the Company will be reduced by all or part of approximately 3,400,000 held by SIB and over $10,000,000 in obligations owed by a subsidiary of DGSE to SIBL will be eliminated.

Item 8.01 Other Events

On February 5, 2010 the Company issued a press release announcing the execution of the foregoing purchase and conversion agreements. A copy of this press release is furnished as Exhibit 99.1

Item 9.01 Financial Statement and Exhibits
     (a) Not applicable.
     (b) Not applicable.
     (c) Not applicable.
     (d) Exhibits.
      99.1  Press release issued by DGSE Companies, Inc. date February 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGSE COMPANIES, INC.

Date: February 5, 2010	By:	/s/ Dr. L.S. Smith
Dr. L.S. Smith
Chairman & Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
99.1
Press Release of DGSE Companies, Inc. dated February 5, 2010, announcing that DGSE and Stanford International Bank, LTD (‘SIBL”), which is the beneficial owner of a significant equity interest in DGSE, a primary lender to a wholly owned subsidiary of DGSE and subject to certain agreements with DGSE and its Chairman,  entered into definitive agreements whereby  SIBL will terminate all agreements, will convert all of its debt, interest and other expenses and  will sell all of its equity interests including common stock and warrants to DGSE or its assignees.